Exhibit 99.1
Final Transcript Conference Call Transcript MGI — Moneygram International Inc Announces Recapitalization Agreement Event Date/Time: Mar 08, 2011 / 04:00PM GMT

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Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement
CORPORATE PARTICIPANTS
Alex Holmes
MoneyGram International, Inc. — SVP of IR and Strategic Development
Pam Patsley
MoneyGram International, Inc. — Chairman and CEO
Jim Shields
MoneyGram International, Inc. — EVP and CFO
CONFERENCE CALL PARTICIPANTS
Jim Kissane
BofA Merrill Lynch — Analyst
Robert Napoli
Piper Jaffray — Analyst
Mike Grondahl
Northland Capital Markets — Analyst
PRESENTATION

Operator
     Good morning and welcome to the MoneyGram International March 2011 investor call. Today’s conference is being recorded. (Operator Instructions). It is now my pleasure to turn the floor over to your host, the Senior Vice President of Investor Relations and Strategic Development, Mr. Alex Holmes.

Alex Holmes - MoneyGram International, Inc. — SVP of IR and Strategic Development
Thank you very much. Good morning, everyone, and thank you for joining us on last-minute notice here.
With me today are Pam Patsley, our Chairman and Chief Executive Officer, along with Jim Shields, our Executive Vice President and Chief Financial Officer. If you have not yet seen our press release and 8-K, you can find both on our website at www.moneygram.com.
First, I want to remind you today’s call is being recorded, and the various remarks we make about future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expectations, plans and prospects contemplated in any forward-looking statements as a result of various factors, including those discussed in our filings with the SEC.
I encourage everyone on this call to read our SEC filings, including our 8-K filed for this event and those that will be filed for this event subsequently, along with our 10-K for the year ended December 31, 2010, which is expected to be filed with the SEC by March 16.
A replay of this call, along with a transcript, will be made available either later today or tomorrow, so please look for those as well.
And with that, I will turn the call over to Pam Patsley.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Good morning, everyone. First, I want to thank you all for joining us with obviously short notice, but appropriately so. What we have to share with you this morning truly is very exciting news for the Company, and we believe it is exciting for each of you as well.

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement
Last night, MoneyGram entered into a recapitalization agreement providing for the conversion of Preferred shares of THL, coinvestors of THL, and Goldman Sachs to common stock and common stock equivalent shares. In connection with the conversion, we also plan to enter into a new senior secured credit facility.
This recapitalization agreed to by THL and Goldman Sachs is, I believe, recognition of the tremendous progress the Company has made since THL’s and Goldman Sachs’ initial investments in 2008. The Company and its Board of Directors feel that this transaction is beneficial to current and future shareholders in that it simplifies our capital structure. It provides clarity on our ownership by ending the dilution from the continuing dividend payments required by the Preferred stock terms, and it increases the attractiveness of our common stock by removing the uncertainty surrounding the current capital structure.
The conversion of the Preferred along with the new senior secured credit facility should also allow us to benefit from very favorable credit market terms and extend our current senior secured credit maturity. As you are all aware, the current debt markets are quite favorable, and I’m pleased that MoneyGram will be able to take advantage of this market.
In accordance with the agreement, THL and its coinvestors will convert all of their Series B Preferred shares into common stock in accordance with the terms of the Series B Preferred, and Goldman Sachs will convert all of its Series B-1 Preferred shares into shares of Series D participating convertible Preferred stock, which really is a nonvoting equivalent to our common stock. And this all, again, in accordance with the terms of the Series B-1 Preferred.
The recapitalization agreement provides that THL and its coinvestors will receive approximately 28,163,000 additional shares of common stock and $140,814,000 in cash. And Goldman Sachs will receive approximately 15,504 additional shares of Series D Preferred equivalent to 15.5 million shares of common stock and $77,519,000 in cash as consideration for completing the recapitalization transaction.
As a result of the conversion, THL is expected to have approximately 314,601,000 shares of common stock representing 55.1% of the shares of common stock outstanding after the transaction on a fully diluted basis. Goldman Sachs is expected to have approximately 173,190 shares of Series B Preferred which are convertible by holders other than Goldman Sachs and its affiliates in certain circumstances into approximately 173,190,000 shares of common stock representing 30.3% of the shares of common stock outstanding after the transaction on a fully diluted basis.
The actual number of shares of common stock in Series B Preferred to be delivered in connection with the recapitalization may vary depending on the date on which the transaction closes. THL and Goldman Sachs will remain MoneyGram’s largest shareholders with approximately 85.4% of the outstanding shares of common stock on an as-converted basis following the recapitalization.
We are working with a handful of great relationship banks to put in place a new senior secured credit facility that will be comprised of a revolver and a term loan, which will refinance our existing senior secured credit facility and provide the funding needed for the recapitalization transaction.
As many of you know, the Preferred currently accrues noncash dividends at 12.5% per year and is directly or indirectly convertible to common stock at a price of $2.50 per share. If the Preferred is not redeemed by March 2013, the noncash dividend rate would increase to 15%.
Under the current terms, we also have the ability to pay the dividend in cash at a 10% dividend rate. However, because of restricted payment limitations in both our current senior credit facility and in our indenture, thus far we have been unable to pay cash dividends on a sustainable quarter-over-quarter basis. This agreement will resolve this issue.
MoneyGram’s Board of Directors approved the recapitalization following the recommendation of a special committee of the Board of Directors which was comprised of independent and disinterested members of the Company’s Board of Directors. JPMorgan Securities LLC served as the special committee’s financial advisor, and Jones Day served as the special committee’s legal counsel.
The recapitalization is subject to certain closing conditions, including the approval of the recapitalization by the affirmative vote of a majority of the outstanding shares of the common stock, excluding any shares held by THL, its coinvestors, or Goldman Sachs, and those that are voting on the recapitalization at a special meeting of the Company’s stockholders and the Company’s closing of our new senior secured credit facility or other satisfactory financings to consummate the recapitalization.
The recapitalization is anticipated to close in mid-2011, with the exact timing dependent on the clearance of the proxy statement to be filed with the SEC and the holding of the special meeting of the Company’s stockholders. We expect to file the preliminary proxy statement expediently, well within the 14 days provided by in the agreement.

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement
We are very excited about this transaction. The certainty and clarity derived for MoneyGram by removing the continued dilution from the Preferred stock I believe is a huge plus. Getting our credit facility maturity out beyond the big wall of 2013 is another benefit, and access to these current credit markets is for sure very positive for MoneyGram.
This transaction is a new baseline for us to continue our focus of building the Company for long-term profitable growth, driving operating efficiencies and creating shareholder value. And with that, I will open the call for questions.
QUESTION AND ANSWER

Operator
(Operator Instructions). Jim Kissane, Bank of America-Merrill Lynch.

Jim Kissane - BofA Merrill Lynch — Analyst
Congratulations, Pam and team. It seems like a great transaction on our end. Pam, you mentioned a couple times the favorable credit markets. Would you, Jim or Alex have any insight in terms of what you think the cost of financing the cash payment will be?

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
So it is going to get rolled into a new credit facility. And I think we are going to feel more comfortable speaking to the details of that, Jim, when we complete the syndication, and we will do an announcement at that time, which, you know, we are moving things apace. And I don’t want to commit to a timeframe, but that would be prior to finalizing the full recapitalization. But (multiple speakers) Jim Shields?

Jim Shields - MoneyGram International, Inc. — EVP and CFO
All I would say is one of the key drivers here in terms of the deal itself and why it was so timely — there was a number of different reasons why it was timely, but one of the key ones is the credit markets and how open they are right now to us and how we wanted to take advantage of that.
As you can see from the deal itself, two-thirds of the inducement payment here is basically in cash. And so we are going to be financing that with debt, along with refinancing our current credit facilities. And we feel as though the combination of those things in terms of the cash needs associated with those, this is — you can’t pick a better time to go out into the marketplace.

Jim Kissane - BofA Merrill Lynch — Analyst
I was going to follow up. Just the impact on your ratings, the potential impact on your ratings, what do you think there? And then I guess ultimately it becomes a virtuous cycle in terms of how you deal in 2013 with the $500 million of 13% (multiple speakers). Is that —

Jim Shields - MoneyGram International, Inc. — EVP and CFO
Yes, let me answer the first one. Relative to the rating agencies, I don’t want to speak for them, because the way we’re going to — we are going to have meetings with them to discuss the deal overall.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
We’re headed to New York tonight.

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement

Jim Shields - MoneyGram International, Inc. — EVP and CFO
We’re headed to New York tonight. But obviously, in our previous discussions with them, one of the hesitancies they had in terms of upgrading us was the overhang associated with the Preferred. In fact, what they had relayed to us in the past was they were treating the Preferred stock as 100% debt.
So my — if you take that — if you take the analysis from a capitalization perspective and look at where we are going to the additional debt and the takeout of the Preferred into more common equity, we are going to be in a much better position from a leverage perspective in the eyes of the rating agencies.

Jim Kissane - BofA Merrill Lynch — Analyst
Okay. I figured that was the case. I just wanted to confirm that. And just a question on the Goldman Preferred. It seems technical, but what is the mechanism to convert their Preferred to common over time? And that will be it for me. Thank you.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Well, it is going to be converted into this Series D, which is a common equivalent. And then let’s just say if they were selling shares in a selling through a registration, that converts into just straight common, is what they’re selling.

Operator
Robert Napoli, Piper Jaffray.

Robert Napoli - Piper Jaffray — Analyst
It does look like a solid deal, but I still have some questions. Just to clarify to make sure, the Goldman Sachs Series D, the new Preferred that they are going to have, there is no PIK feature or dividend feature on that?

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
That is correct. It is a common stock equivalent.

Robert Napoli - Piper Jaffray — Analyst
Okay, I just wanted to clarify.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Yes, the PIK feature, if this transaction closes, the PIK feature is no more.

Robert Napoli - Piper Jaffray — Analyst
Okay, good. Understood. The Goldman Sachs 13% — I mean, there is no change to — is there any change to the terms and conditions under that note, any of the restrictive terms? And it still has that pretty aggressive make-whole premium, right? There is no change to the make-whole premium or —?

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement
No, there was no change to that. So the big terms, interest rate, restrictive, those sorts of things, really no change. We were able to negotiate as part of the overall consent agreement with the indenture some positive movement and some tweaks to the terms, but the big things you mentioned, no change.

Robert Napoli - Piper Jaffray — Analyst
Okay. And as a part of this recap, and I think it is pretty clear, but I just want to make sure — there is really no change to any of the debt? I mean, I looked at the Preferred as eventually it was going to convert to equity at some point. But there is no change to any of the other debt outstanding? Essentially, your debt will go up by $200 million of payment that you are making to Goldman and Thomas Lee as part of this recap? Is that fair?

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Yes, we have. We ended the year with $140 million in our bank facility, the indenture at $500 million, no change to the indenture. The $140 million or $141 million in our current senior credit facility, plus the payment on the inducement for conversion that is in cash, the $218 million, will be rolled into a new credit facility.
We clearly have planned to be very efficient, as I think we have demonstrated the last two years in our cash management, working aggressively on cash generation, running the Company well. So a continued program of paying down debt is part of our philosophy and our objective here.

Jim Shields - MoneyGram International, Inc. — EVP and CFO
I just — from a — and going forward, obviously, our debt is going to be increasing. So our cash — but also, we are anticipating, with the great credit markets out there now, that we are going to get some favorable terms on this. So we are hoping overall that if we execute on that, our total interest cost will be mitigated by this deal. So it’s not going to go up substantially based upon what we are seeing out there in the marketplace.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
And I want to be careful about saying, though, our total debt goes up, because as Jim just said, [like that], but you also said that — yes, it is the rating agencies’ view, so we kind of use those terms based on a balance sheet presentation of (multiple speakers) debt. From a rating agency perspective, right, net debt is —

Robert Napoli - Piper Jaffray — Analyst
Right, it goes down —

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Yes. Okay, yes.

Robert Napoli - Piper Jaffray — Analyst
— with the Preferred. Would you pay off the Goldman debt? I mean, rates are low enough to — does it make sense to make (multiple speakers)

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Well, I think you can get a copy of — that is filed as a public document, and you can run the numbers on the (multiple speakers).

Robert Napoli - Piper Jaffray — Analyst

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement
What is the fully diluted share count, then, post this deal? I mean, looking at the percentages that you allocate to Thomas Lee, it looked like about 570 million common shares, and then you have the management shares, the shares — the stock options, restricted stock that was about 40 million shares at the end of the year. So it is the 570 million plus the 40 million?

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Yes you are in the ballpark there, and you are in the ballpark on both those numbers.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
And then, as we said, we expect — and again, this fluxes on timing of when we can finish the proxy solicitation vote and close. But we anticipate their combined ownership of common would be around 85.4%.

Robert Napoli - Piper Jaffray — Analyst
Okay. And last question, given that you’re on a public conference call and there is an opportunity here to kind of give a feel for how first quarter is trending, could you — would you want to do that, kind of give (multiple speakers)

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
We have not planned to do any preannouncement or guidance on first quarter.

Robert Napoli - Piper Jaffray — Analyst
Thank you very much.

Operator
(Operator Instructions). Mike Grondahl, Northland Capital Markets.

Mike Grondahl - Northland Capital Markets — Analyst
First off, I just want to say thanks for taking my questions, and congratulations on this milestone. It is a really positive event. The first question is just, I just want to verify the total outstanding fully diluted shares. Is that about 612 million or 615 million?

Alex Holmes - MoneyGram International, Inc. — SVP of IR and Strategic Development
Are you including options or no options?

Mike Grondahl - Northland Capital Markets — Analyst
Yes, I would be including options in that.

Alex Holmes - MoneyGram International, Inc. — SVP of IR and Strategic Development
(multiple speakers) probably close to that.

Jim Shields - MoneyGram International, Inc. — EVP and CFO

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement
Yes.

Mike Grondahl - Northland Capital Markets — Analyst
Okay. And then the $200 million or $218 million that you’re taking out of the new credit facility, should we model in or think about you taking out any more for any investment purposes or any other corporate initiatives? Or will you just be seeking that $218 million?

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
It would really be just the roll of our current bank debt, which today, prior any other payment, is as of year-end $140 million, $141 million plus the $218 million. And I would not anticipate — we will have a nice revolver it is what we are negotiating toward as a part of this new credit facility.
But we are keenly focused on very efficient cash management. And I think we have demonstrated what we like to use our cash flow — but we will also be opportunistic. So we are not going to be so single focused that for the great whatever use of capital, but our business does not require — you know, we generate a lot of cash in our business just —

Jim Shields - MoneyGram International, Inc. — EVP and CFO
Yes, and so anticipation of going out with the new facility, as Pam outlined, you have got the $141 million debt that we are going to be refinancing. We’re going to the finance the $218 million. We’re also going to finance — obviously there’s fees associated with the transaction overall that we are going to basically finance. So we are talking — so we are — that is — so that is about the approximate size of the facility that we are going to go out with.

Mike Grondahl - Northland Capital Markets — Analyst
Okay, great. Congratulations again.

Operator
There are no further questions.

Pam Patsley - MoneyGram International, Inc. — Chairman and CEO
Fantastic. I think you all know how to reach us if you have any follow-on. And again, we appreciate you making yourselves available for this, and thanks as always for your interest. We are very excited, and so it is kind of onward from here.

Operator
And that concludes today’s conference call. We thank you for your participation.

Final Transcript

Mar 08, 2011 / 04:00PM            GMT, MGI — Moneygram International Inc Announces Recapitalization Agreement

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